Exhibit  3.(ii)1

BYLAWS  OF  CENTRAL  CAPITAL  VENTURE  CORPORATION
(A  NEVADA  CORPORATION)


ARTICLE  I  OFFICES

1.1 PRINCIPAL OFFICE. The initial registered office of the corporation shall be in the County of Carson City, State of Nevada.

1.2 ADDITIONAL OFFICES. The corporation may also have offices at such other places, either within or without the State of Nevada, as the board of directors may from time to time designate or the business of the corporation may require.


ARTICLE  2  MEETING  OF  STOCKHOLDERS

2.1 PLACE OF MEETING. Meetings of stockholders may be held at such place, either within or without of the State of Nevada, as may be designated by or in the manner provided in these Bylaws, or, if not so designated, at the registered office of the corporation or the principal executive offices of the corporation.

2.2 ANNUAL MEETING. Annual meetings of stockholders shall be held each year at such date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting. At such annual meeting, the stockholders shall elect by a plurality vote the number of directors equal to the number of directors of the class whose term expires at such meetings (or, if fewer, the number of directors properly nominated and qualified for election) to hold office until the third succeeding annual meeting of stockholders after their election. The stockholders shall also transact such other business as may properly be brought before the meetings. To be properly brought before the annual meeting, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors or the Chairman, Vice Chairman, Chief Executive Officer or President,
(b) otherwise properly brought before the meeting by or at the direction of the board of directors or the Chairman, Vice Chairman, Chief Executive Officer or President, or (c) otherwise properly brought before the meeting by a stockholder of record. In addition to any other applicable requirements, for business to be properly brought before the annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered personally or deposited in the United States mail, or delivered to a common carrier for transmission to the recipient or actually transmitted by the person giving the notice by electronic means to the recipient or sent by other means of written communication, postage or delivery charges prepaid in all such cases, and received at the principal executive offices of the corporation, addressed to the attention of the Secretary of the corporation, not less than 10 days nor more than 50 days prior to the scheduled date of the meeting (regardless of any postponements, deferrals or adjournments of that meeting to a later date);


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PROVIDED,  HOWEVER,  that  in  the event that less than 30 days' notice or prior public disclosure of the date of the scheduled meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the earlier of (a) the close of business on the 10th day following the day on which such notice of the date of the scheduled annual meeting was mailed or such public disclosure was made, whichever first occurs, and (b) two days prior to the date of the scheduled meeting. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class, series and number of shares of the corporation that are owned beneficially by the stockholder, and (iv) any material interest of the stockholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 2.2; provided, however, that nothing in this Section 2.2 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting. The Chairman (or such other person presiding at the meeting in accordance with these Bylaws) shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2.2, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

2.3 SPECIAL MEETINGS. Special meetings of the stockholders may be called for any purpose or purposes, unless otherwise prescribed by the statute or by the Certificate of Incorporation, only at the request of the Chairman, Vice Chairman, Chief Executive Officer or President or by a resolution duly adopted by a majority of the board of directors. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

2.4 ACTION WITHOUT A MEETING. Any action which may be taken at any annual or special meeting of the stockholders of this corporation may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action or actions so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Such consent or consents shall be delivered to the corporation by hand or certified mail, return receipt requested, to its principal executive office, or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded.

2.5 NOTICE OF MEETINGS. Written notice of stockholders' meetings, stating the place, date and time of the meeting and, in the case of a special meeting, the purpose or purposes for which such special meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than fifty (50) days prior to the meeting. When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any


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adjourned  meeting  is  more  than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting. Whenever, under the provisions of Nevada law or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any stockholder it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his or her address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Whenever any notice is required to be given under the provisions of Nevada law or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

2.6 BUSINESS MATTER OF A SPECIAL MEETING. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice, except to the extent such notice is waived or is not required.

2.7 LIST OF STOCKHOLDERS. The officer in charge of the stock ledger of the corporation or the transfer agent shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, at a place within the city where the meeting is to be held, which place, if other than the place of the meeting, shall be specified in the notice of the meeting. The list shall also be produced and kept at the place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present in person thereat.

2.8 ORGANIZATION AND CONDUCT OF BUSINESS. The Chairman or, in his or her absence, the Chief Executive Officer or, in their absence, such person as the board of directors may have designated or, in the absence of such a person, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as Chairman of the meeting. In the absence of the Secretary of the corporation, the Secretary of the meeting shall be such person as the Chairman appoints. The Chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seems to him or her in order.

2.9 QUORUM AND ADJOURNMENTS. Except where otherwise provided by law or the Certificate of Incorporation or these Bylaws, the holders of at least a majority of the stock issued and outstanding and entitled to vote, present in person or represented in proxy, shall constitute a quorum at all meetings of the stockholders. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment,


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notwithstanding the withdrawal of enough stockholders to have less than a quorum if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If, however, a quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat who are present in person or represented by proxy shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.

2.10 VOTING RIGHTS. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder.

2.11 MAJORITY VOTE. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation or of these Bylaws, a different vote is required in which case such express provision shall govern and control the decision of such question.

2.12 RECORD DATE FOR STOCKHOLDER NOTICE AND VOTING. (i) For purposes of determining the stockholders entitled to notice of any meeting or to vote, or entitled to receive payment of any dividend or other distribution, or entitled to exercise any right in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than fifty (50) days nor less than ten (10) days before the date of any such meeting nor more than fifty (50) days before any other action. If the board of directors does not so fix a record date, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. (ii) For purposes of determining the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing such record date is adopted by the board of directors. If no record date has been fixed by the board of directors, the record date for determining stockholders entitled to consent to corporate action


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in  writing without a meeting, when no prior action by the board of directors is required under Nevada law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by hand or certified mail, return receipt requested, to its principal executive office, or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. If no record date has been fixed by the board of directors and prior action by the board of directors is required under Nevada law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be the close of business on the day on which the board of directors adopts the resolution taking such prior action.

2.13 PROXIES. Every person entitled to vote for directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the Secretary of the corporation. A proxy shall be deemed signed if the stockholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholder's attorney-in-fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of six months from the date of the proxy, unless otherwise provided in the proxy.

2.14 INSPECTORS OF ELECTION. The corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors of election to act at the meeting and make a written report thereof. The corporation may designate one or more persons to act as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.

ARTICLE  3  DIRECTORS

3.1 NUMBER; ELECTION; TENURE AND QUALIFICATIONS. The board of directors of the corporation shall consist of not less than one (1) member nor more than fifteen
(15) members, the initial board of directors shall consist of two (2) members. The exact number of members of any future Board of Directors shall be determined from time to time by resolution of the Board of Directors. Notwithstanding the foregoing, additional directorships resulting from an increase in the number of directors shall be apportioned among the classes as equally as possible. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the board of directors at the annual meeting, by or at the direction of the board of directors, may be made by any nominating committee or person appointed by the board of directors; nominations may also be made by any stockholder of record of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 3.1. Such nominations, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a stockholder's notice shall be delivered


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personally  or  deposited  in  the  United States mail, or delivered to a common carrier for transmission to the recipient or actually transmitted by the person giving the notice by electronic means to the recipient or sent by other means of written communication, postage or delivery charges prepaid in all such cases, and received at the principal executive offices of the corporation addressed to the attention of the Secretary of the corporation not less than 10 days nor more than 50 days prior to the scheduled date of the meeting (regardless of any postponements, deferrals or adjournments of that meeting to a later date); provided, however, that, in the case of an annual meeting and in the event that less than 30 days' notice or prior public disclosure of the date of the scheduled meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the earlier of (a) the close of business on the 10th day following the day on which such notice of the date of the scheduled meeting was mailed or such public disclosure was made, whichever first occurs, or (b) two days prior to the date of the scheduled meeting. Such stockholder's notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director,
(i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class, series and number of shares of capital stock of the corporation that are owned beneficially by the person, (iv) a statement as to the person's citizenship, and
(v) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to
Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated there under; and (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder and (ii) the class, series and number of shares of capital stock of the corporation that are owned beneficially by the stockholder. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as director of the corporation. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth herein. In connection with any annual meeting, the Chairman (or such other person presiding at such meeting in accordance with these Bylaws) shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Directors shall serve as provided in the Certificate of Incorporation. Directors need not be stockholders.

3.2 VACANCIES. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election at which the term of the class to which they have been elected expires and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. In the event of a vacancy in the board of directors, the remaining directors, except as otherwise provided by law or these Bylaws, may exercise the powers of the full board of directors until the vacancy is filled.


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3.3  RESIGNATIONS AND REMOVAL. Any director may resign at any time by delivering written notice to the corporation at its principal place of business or to the Chairman, Vice Chairman, Chief Executive Officer, President or Secretary. Such resignation shall be effective upon receipt of such notice unless the notice specifies such resignation to be effective at some other time or upon the happening of some other event. Any director or the entire board of directors may be removed, but only for cause, and only upon the affirmative vote of the holders of at least seventy-five percent (75%) of shares then entitled to vote at an election of directors, unless otherwise specified by law or the Certificate of Incorporation.

3.4 POWERS. The business of the corporation shall be managed by or under the direction of the board of directors which may exercise all such powers of the corporation and do all such lawful acts and things which are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

3.5 PLACE OF MEETINGS. The board of directors may hold meetings, both regular and special, either within or without the State of Nevada.

3.6 ANNUAL MEETINGS. The annual meetings of the board of directors shall be held immediately following the annual meeting of stockholders, and no notice of such meeting shall be necessary to the board of directors, provided a quorum shall be present. The annual meetings shall be for the purposes of organization, and an election of officers and the transaction of other business.

3.7 REGULAR MEETINGS. Regular meetings of the board of directors may be held without notice at such time and place as may be determined from time to time by the board of directors.

3.8 SPECIAL MEETINGS. Special meetings of the board of directors may be called by the Chairman, Vice Chairman, Chief Executive Officer, President, Secretary, any Vice President or by a majority of the board of directors upon three (3) day's notice to each director and can be delivered either personally, or by telephone, express delivery service (so that the scheduled delivery date of the notice is at least three (3) days in advance of the meeting), telegram or facsimile transmission, and on five (5) day's notice, by mail. The notice need not describe the purpose of the special meeting.

3.9 QUORUM AND ADJOURNMENTS. At all meetings of the board of directors, a majority of the directors then in office shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may otherwise be specifically provided by law or the


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Certificate  of  Incorporation. If a quorum is not present at any meeting of the board of directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting at which the adjournment is taken, until a quorum shall be present. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved of by at least a majority of the required quorum for that meeting.

3.10 ACTION WITHOUT MEETING. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board of directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board of directors or committee.

3.11 TELEPHONE MEETINGS. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any member of the board of directors or any committee may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.12 ORDER OF BUSINESS. The order of business at annual meetings, and so far as practicable at other meetings of stockholders, shall be as follows unless changed by the Chairman:

         (a)  Call  to  order
         (b)  Proof  of  due  notice  of  meeting
         (c)  Determination  of  quorum  and  examination  of  proxies
         (d)  Announcement  of  availability  of  voting  list  (See Bylaw 2.04)
         (e)  Announcement  of distribution of annual statement  (See Bylaw 7.4)
         (f)  Reading  and  disposing of minutes of last meeting of stockholders
         (g)  Reports  of  Officers  and  committees
         (h)  Appointment  of  voting  inspectors
         (i)  Unfinished  business
         (j)  New  business
         (k)  Nomination  of  Directors
         (1)  Opening  of  polls  for  voting
         (m)  Recess
         (n)  Reconvening;  closing  of  polls
         (o)  Report  of  voting  inspectors
         (p)  Other  business
         (q)  Adjournment

3.13 WAIVER OF NOTICE. Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.


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3.14  FEES  AND  COMPENSATION  OF  DIRECTORS. Unless otherwise restricted by the
Articles of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum of five hundred dollars ($500.00) for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefore. Members of special or standing committees may be allowed like compensation for attending committee meetings.

3.15 RIGHTS OF INSPECTION. Any director shall have the right to examine the corporation's stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to his or her position as a director.

3.16 COMMITTEES OF DIRECTORS. (i) The board of directors may, by resolution passed by a majority of the entire board of directors, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. (ii) In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. (iii) Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors as provided in
Section 151(a) of the General Corporation Law of Nevada, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of dissolution, removing or indemnifying directors or amending the Bylaws of the corporation; and, unless the resolution or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. (iv) Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

3.17  COMMITTEES  OF  DIRECTORS

(1) The Board of Directors may, by resolution adopted by a majority of the whole Board, designate an Executive Committee from among its members, consisting of at least of these committees;

(2) The Executive Committee shall consist of one or more Directors. The Executive Committee shall serve at the pleasure of the Board of Directors.

(3) The Executive Committee shall have and may exercise the authority of the Board of Directors in the management of the business and affairs of the Corporation except where action of the full Board of Directors is required by statute or by the Articles of Incorporation, and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it; except that the Executive Committee shall not have authority to: amend the
Articles  of  Incorporation;  approve  a  plan  of  merger  or  consolidation;
recommend to  the  stockholders  the  sale,   lease,  or  exchange  of  all  or
substantially all of the property and assets of the Corporation other than in the usual and regular course of its business; recommend to the stockholders the voluntary dissolution of the Corporation; amend, alter, or repeal the Bylaws of the Corporation or adopt new Bylaws for the Corporation; fill any vacancy in the Board of Directors or any other corporate committee; fix the compensation of any member of any corporate committee; alter or repeal any resolution of the Board of Directors; declare a dividend; or authorize the issuance of shares of the Corporation in excess of one million dollars in value. Each Director shall be deemed to have assented to any action of the Executive Committee unless, within seven days after receiving actual or constructive notice of such action, he or she delivers their written dissent thereto to the Secretary of the Corporation.

(4) The number of Executive Committee members may be increased or decreased (but not below three) from time to time by resolution adopted by a majority of the whole Board of Directors.

(5) The Board of Directors may remove any member of the Executive Committee by the affirmative vote of a majority of the whole Board whenever in its judgment the best interests of the Corporation will be served thereby.

(6) A vacancy occurring in the Executive Committee (by death, resignation, removal or otherwise) shall be filled by the Board of Directors in the manner provided for original designation in Section 3.17 (1) above.

(7) Time, place and notice, if the Executive Committee shall determine any, of Executive Committee meetings.

(8) At meetings of the Executive Committee, a majority of the number of members designated by the Board of Directors shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the Executive

Committee, except as otherwise specifically provided by the statute or by the Articles of Incorporation or by these Bylaws. If a quorum is not present at a meeting of the Executive Committee, the members present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

(9) By resolution of the Board of Directors, the members of the Executive Committee may be paid their expenses, if any, of attendance at each meeting of the Executive Committee and may be paid a fixed sum for attendance at each meeting of the Executive Committee or a stated salary as a member thereof. No such payment shall preclude any member from serving the Corporation in any other capacity and receiving compensation therefore.

(10) The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required. The minutes of the proceedings of the Executive Committee shall be placed in the minute book of the Corporation.

(11) Any action required or permitted to be taken at a meeting of the Executive Committee may be taken without a meeting if consent in writing, setting forth the action so taken, is signed by all the members of the Executive Committee. Such consent shall have the same force and effect as a unanimous vote at a meeting. The signed consent, or a signed copy thereof, shall be placed in the minute book.

(12) The investment objectives and policies of the Company are a fundamental premise for the Company's existence and may not be changed without a full vote by all common stockholders, nor may the Company withdraw it's election to be regulated as a Business Development Company without the consent of a majority of its stockholders. The Investment policies of the Company will purposefully remain flexible so that the Company may adapt to a continuously changing investment environment. Many of the Company's venture capital investments will be made in private transactions with privately owned companies. Securities acquired in this manner are restricted from public sale unless they are registered under the Securities Act of 1933, as amended, or unless an exemption form registration is available. However, the Company shall contract with it's Investment Companies for registration rights of securities it acquires so as to facilitate public distribution of its holdings. The Company does not intend to initially become an underwriter (as defined within the meaning of the Investment Company Act of 1940) of the securities of its Investment Companies

(13) PORTFOLIO EVALUATION POLICY: The Portfolio Evaluation Policy of the Company shall be based on those methods of valuation of investment securities of registered investment companies as set forth periodically in the guidelines as promulgated by the Securities and Exchange Commission. The Company Board of Directors shall be responsible for the periodic valuation of the Company's portfolio. In making its determinations, the Board shall act on recommendations submitted by its:

i. Valuation Committee, which shall consist of those persons designated annually by resolution of the Board of Directors at its annual meetings. At least quarterly, the Board of Directors acting on the advice and recommendation of the Valuation Committee, shall value the Company's investments and certain other assets, and at such other times as circumstances warrant. The investments are valued at either

1. Market value (or a discount from market value deemed appropriate by the Valuation Committee) with respect to those securities for which market quotation are readily available, or
2. "Fair value" as Respect to other securities and certain other assets determined in good faith by the Board of Directors.

ii. The Company's portfolio of investments will be in securities for which there are little or no public market. The value of such assets in the Company's portfolio will be determined in such a manner as reflects their fair value in the opinion of the Company's Board of Directors utilizing a specific evaluation plan, and acting in good faith. The general factor in which the Board of Directors will consider in determining a valuation method for an individual security includes:
1.  The  fundamental  analytical  data  relating  to the investment (cost basis)
2.  The  nature  and  duration  of restrictions on disposition of the securities
(public  market  method)  and,
3. An evaluation of the forces in which influence the market in which these securities are traded.
iii. Specific factors considered by the Board of Directors in determining fair value are:

1. Progress of the issuer, price and extent of public trading in similar securities of the issuer,
2.  Prospects  for  the  business,
3. Discounts from the market value of unrestricted securities, of the same class,
4.  Special  reports  prepared  by  analysts,
5. Information as to any transactions or offers with respect to the issuer's' securities,
6.  Existence  of  merger  proposals  or tender offers affecting the securities,
7. Price and the extent of public trading in similar securities of comparable companies and other relevant matters.

Consistent with the various factors as described, and the nature of the Company's business, which is to specialize in development stage businesses, the Valuation Committee, in making recommendations to the Board of Directors concerning the fair value of the Company's portfolio, shall utilize the follow methods for evaluation the securities in which the Company holds:

iv. Cost Method: From its inception of becoming an Investment Company, a controlled Investment Company, by virtue of being a portfolio company of a Business Development Company, has the advantages or the Company's management expertise in corporate development and investments. Therefore, based on those factors deemed appropriate due to individual circumstances, the fair value of each Investment Company for which there is no public market for its securities, shall be determined using the Cost Method; such cost shall consist of the Investment original cost to the Company plus all additional loans and funds advances, on behalf of the Investment Company, including funds advanced for corporate administration and follow-up investments. It shall be management's policy that if funds advanced to or on behalf of the Investment Company, therefore assumed that the Company will continue to provide follow guidance and funding. Should the operation of an Investment Company indicate negative results, the Board of Directors will then completely or partially write-off the cost of the investment, depending on each individual circumstance.

v. Appraisal Method: Upon the Company's determination that an Investment Company shall become a publicly owned company, until such time the Investment Companies registration statement becomes effective, the Board of Directors shall determine fair value, using the Appraisal method, which utilizes a comparison, by an independent appraiser and the Underwriter of said securities, and other non-affiliated public or private companies engaged in the same or similar business activity. The appraisal will take into account the restriction to resale of the securities owned by the Company, and will utilize a future value of money computation to clearly discount the then appraised securities during the restriction period. This method shall be only utilized until such time that the securities of the issuer, held in the Company's portfolio, can be easily priced utilizing a truly independent pricing source. In addition the Company may rely on third party transactions in respect to purchases of the Investment Companies securities to further substantiate its' valuation of its investment.

vi. Public Market Method: Upon the establishment of a public market for the securities held in the portfolio of the Company, the Company's Board of Directors should evaluate said securities by the public market method. It is highly likely that the Company's investment in securities for which a public market exists will be restricted securities by virtue of the Securities Act of 1933, as amended; however the Company shall contract with its Investment Companies for securities registration rights necessary for public distribution of its holdings. In determining fair value of restricted securities, the Board of Directors will consider various factors including the proportion of the issuer's securities which are held by the Company and the ability of the Company to dispose of large blocks of securities in an orderly manner, existence and terms or registration rights. The market price of unrestricted securities of the same class, existence of any contractual restrictions, and other factors that would affect the fair value. The fair value shall be determined by

1. Discounting the Securities pursuant to there restricted state by a future value of money computation,
2. Discounting the Securities pursuant to any volume limitation utilizing the ninety day previous volume history (if one exists) and discounting the securities further if the Company owns a greater number of securities than this
3. Mark-to-Market the Securities utilizing the mean of the Bid/Ask over the previous calendar quarter (if a Bid/Ask is available)
4. If the securities are currently unrestricted as to resale the full mean of the Bid/Ask shall be utilized in determining the fair value.

(14) The Board of Directors shall meet once each quarter, and with the assistance of the then seated Valuation Committee shall set the fair value of the Company's portfolio.

(15) The Following are Additional committees reporting to the Company's Executive Committee. Each Committee shall consist of at least three members of the Board of Directors; any member of the Board or Directors may sit on each Committee. Each Committee shall meet at least once a year or as needed, and shall be called into attendance by the Executive Committee by waiver:

i. Audit Committee, which is responsible for recommending to the Board of Directors the selection of independent public accountants, approving the nature and scope of services performed by the independent public accountants and reviewing the results of their audit on behalf of the Company and its controlled Investment Companies. The Audit Committee reviews the adequacy of the Company's system of internal accounting controls and management policies related to the integrity of the Company's financial statements. The Committee also reviews the performance of the Company's legal counsel and the adequacy of the Company's management practices and policies in light of applicable laws.

ii. Compensation Committee, whose function is to formulate and administer a stock program for management and key employees of the Company and it's Investment Companies.

iii. Funding Committee, whose function is to direct management regarding selection of method of funding the development plans and operations of Investment Companies.

(16) The designation of an Executive Committee and the delegation of authority to it shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

(17) The Board of Directors may, by resolution adopted by the majority of the Directors, designate one or more other committees to conduct the business and affairs of the Corporation to the extent authorized by the resolution including but not limited to the following: Audit Committee, Compensation Committee, Stock Option Committee and Conflict of Interest Committee. The Board of Directors, by majority vote, shall have the power at any time to change the powers and members of any committee, to fill vacancies and to dispose of any committee. Members of any committee shall receive such compensation as the Board of Directors may from time to time provide. The designation of any committee and the delegation of authority to such committee shall not operate to relieve the Board of Directors of any responsibility imposed by law.

ARTICLE  4  OFFICERS

4.1 OFFICERS DESIGNATED. The officers of the corporation shall be chosen by the board of directors and shall be a Chief Executive Officer, a Secretary and a Chief Financial Officer or Treasurer. The board of directors may also appoint a Chairman, a Vice Chairman, a President, a Chief Operating Officer, a Chief Technical Officer, one or more Vice Presidents, and one or more assistant Secretaries. Any number of offices may be held by the same person, except as otherwise provided in the Certificate of Incorporation or these Bylaws
 .
4.2 APPOINTMENT OF OFFICERS. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 4.3 or
4.5 of this Article 4, shall be chosen in such manner and shall hold their offices for such terms as are prescribed by these Bylaws or determined by the board of directors. Each officer shall hold his or her office until his or her successor is elected and qualified or until his or her earlier resignation or removal. This Section does not create any rights of employment or continued employment. The corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise.

4.3 SUBORDINATE OFFICERS. The board of directors may appoint, and may empower the Chairman, Vice Chairman, Chief Executive Officer and/or President to appoint, such other officers and agents as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the Bylaws or as the board of directors may from time to time determine.

4.4 REMOVAL AND RESIGNATION OF OFFICERS. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the board of directors, at any regular or special meeting of the board of directors, or, except in case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors. Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

4.5 VACANCIES IN OFFICES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointment to that office.

4.6 COMPENSATION. The salaries of all officers of the corporation shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving a salary because such officer is also a director of the corporation.

4.7 THE CHAIRMAN OF THE BOARD. The Chairman, if such an officer be elected, shall, if present, perform such other powers and duties as may be assigned to such officer from time to time by the board of directors. If there is no Chief Executive Officer, the Chairman shall also be the Chief Executive Officer of the corporation and shall have the powers and duties prescribed in Section 4.9 of this Article 4.

4.8 THE VICE CHAIRMAN. The Vice Chairman, if such an officer be elected, shall, if present, perform such other powers and duties as may be assigned to such officer from time to time by the Chairman, if such an officer be elected, or by the board of directors. If there is no Chairman, the Vice Chairman shall also fulfill the duties of that position. If there is neither a Chairman nor a Chief Executive Officer, the Vice Chairman shall also be the Chief Executive Officer of the corporation and shall have the powers and duties prescribed in Section
4.9  of  this  Article  4.

4.9 THE CHIEF EXECUTIVE OFFICER. Subject to such supervisory powers, if any, as may be given by the board of directors to the Chairman and/or the Vice Chairman, if there be such either such officer, the Chief Executive Officer shall preside at all meetings of the stockholders and in the absence of the Chairman, or, if there be none, at all meetings of the board of directors, and shall be ex officio a member and of all the standing committees, including the Executive Committee. The President shall not preside over the valuation committee, nor shall the president assert any influence over that committee operation. The President shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect. He or she shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

4.10  THE  PRESIDENT.  The  President  shall,  in  the  event  there be no Chief
Executive Officer or in the absence of the Chief Executive Officer or in the event of his or her disability or refusal to act, perform the duties of the Chief Executive Officer, and when so acting, shall have the powers of and subject to all the restrictions upon the Chief Executive Officer. The President shall perform such other duties and have such other powers as may from time to time be prescribed for him or her by the board of directors, the Chairman, the Vice Chairman, the Chief Executive Officer or these Bylaws.

4.11 THE VICE PRESIDENT. The Vice President (or in the event there be more than one, the Vice Presidents in the order designated by the directors, or in the absence of any designation, in the order of their election), shall, in the absence of the President or in the event of his or her disability or refusal to act, perform the duties of the President, and when so acting, shall have the powers of and subject to all the restrictions upon the President. The Vice President(s) shall perform such other duties and have such other powers as may from time to time be prescribed for them by the board of directors, the President, the Vice Chairman, the Chairman or these Bylaws.

4.12 THE SECRETARY. The Secretary shall attend all meetings of the board of directors and the stockholders and record all votes and the proceedings of the meetings in a book to be kept for that purpose and shall perform like duties for the standing committees, when required. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the board of directors, and shall perform such other duties as may from time to time be prescribed by the board of directors, the Chairman, the Vice Chairman or the Chief Executive Officer, under whose supervision he or she shall act. The Secretary shall have custody of the seal of the corporation, and the Secretary, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and, when so affixed, the seal may be attested by his or her signature or by the signature of such Assistant Secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing thereof by his or her signature. The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation's transfer agent or registrar, as determined by resolution of the board of directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.

4.13 THE ASSISTANT SECRETARY. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order designated by the board of directors (or in the absence of any designation, in the order of their election) shall, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as may from time to time be prescribed by the board of directors.

4.14 THE CHIEF FINANCIAL OFFICER. The Chief Financial Officer (or Treasurer if the chief financial and accounting officer has such title) shall have the custody of the Corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. The Chief Financial Officer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his or her transactions as Chief Financial Officer and of the financial condition of the corporation.

4.15 BOND. If required by the board of directors, any officer shall give the corporation a bond in such sum and with such surety or sureties and upon such terms and conditions as shall be satisfactory to the board of directors, including without limitation a bond for the faithful performance of the duties of such officer's office and for the restoration to the corporation of all books, papers, vouchers, money and other property of whatever kind in such officer's possession or under such officer's control and belonging to the corporation

4.16 DELEGATION OF AUTHORITY. The board of directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

ARTICLE  5  INDEMNIFICATION

5.1 INDEMNIFICATION OF AGENTS. The corporation shall, to the maximum extent and in the manner permitted by the General Corporation Law of Nevada, indemnify each of its directors and officers against expenses (including attorneys' fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Section 5.1, a "director" or "officer" of the corporation includes any person (i) who is or was a director or officer of the corporation, (ii) who is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a director or officer of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

5.2 INDEMNIFICATION OF OTHERS. The corporation shall have the power, to the maximum extent and in the manner permitted by the General Corporation Law of Nevada, to indemnify each of its employees and agents (other than directors and officers) against expenses (including attorneys' fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Section 5.2, an "employee" or "agent" of the corporation (other than a director or officer) includes any person (i) who is or was an employee or agent of the corporation, (ii) who is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

5.3 PAYMENT OF EXPENSES IN ADVANCE. Expenses incurred in defending any action or proceeding for which indemnification is required pursuant to Section 5.1 hereof or for which indemnification is permitted pursuant to Section 5.2 hereof following authorization thereof by the board of directors shall be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified as authorized in this Article 5.

5.4 INDEMNITY NOT EXCLUSIVE. The indemnification provided by this Article 5 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent that such additional rights to indemnification are authorized in the Certificate of Incorporation.

5.5 INSURANCE. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a


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director,  officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of the General Corporation Law of Nevada.

5.6 CONFLICTS. No indemnification or advance shall be made under this Article 5, except where such indemnification or advance is mandated by law or the order, judgment or decree of any court of competent jurisdiction, in any circumstance where it appears: (i) that it would be inconsistent with a provision of the Certificate of Incorporation, these Bylaws, a resolution of the stockholders or an agreement in effect at the time of the accrual of the alleged cause of the action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or (ii) that it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

ARTICLE  6  CAPITAL  STOCK

6.1 CERTIFICATES FOR SHARES. The shares of the corporation shall be represented by certificates or shall be uncertificated. Certificates shall be signed by, or in the name of the corporation by, the Chairman, the Vice Chairman, the Chief Executive Officer, the President or a Vice President and by the Chief Financial Officer, the Treasurer), the Secretary or an Assistant Secretary of the corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefore, and the amount paid thereon shall be specified. Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice containing the information required by the General Corporation Law of the State of Nevada or a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Any security of the Corporation, including, among others, any certificate evidencing shares of the Common Shares and Preferred Shares or warrants to purchase Common Shares and Preferred Shares of the Corporation, which is issued to any person without registration under the Securities Act of 1933, as amended, or the Blue Sky laws of any state, shall not be transferable until the Corporation has been furnished with a legal opinion of counsel with reference thereto, satisfactory in form and content to the Corporation and its counsel, to the effect that such sale, transfer or pledge does not involve a violation of the Securities Act of 1933, as amended, or the Blue Sky laws of any state having jurisdiction. The


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certificate  representing  the  security  shall bear substantially the following legend:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE BLUE SKY LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED UNLESS SUCH OFFER, SALE OR TRANSFER WILL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933 OR ANY APPLICABLE BLUE SKY LAWS. ANY OFFER, SALE OR TRANSFER OF THESE SECURITIES MAY NOT BE MADE WITHOUT THE PRIOR WRITTEN APPROVAL OF THE CORPORATION OR ITS COUNSEL. "

6.2. CONSIDERATION. The consideration for the issuance of shares shall consist of any tangible or intangible property or benefit to the Corporation, including, but not limited to, cash, promissory notes, services performed, contracts for services to be performed or other securities of the corporation. Before the Corporation issues shares, the Board of Directors must determine that the consideration received or to be received for the shares to be issued is adequate. The judgment of the Board of Directors as to the adequacy of the consideration received for the shares issued is conclusive in the absence of actual fraud in the transaction. When the Corporation receives the consideration for which the Board of Directors authorized the issuance of shares, the shares issued therefore are fully paid and non-assessable. The Corporation may place in escrow shares issued for a contract for future services or benefits or a promissory note, or make any other arrangements to restrict the transfer of the shares. The Corporation may credit distributions made for the shares against their purchase price, until the services are performed, the benefits are received or the promissory note is paid. If the services are not performed, the benefits are not received or the promissory note is not paid, the shares escrowed or restricted and the distributions credited may be canceled in whole or in part.

6.3. PURCHASE PRICE. The Company may not grant the right to purchase or to subscribe to its Common Stock at less Than Net Asset Value. A Business Development Company may issue limited amounts of warrants, options and rights to purchase its securities to its directors, officers and employees (and provide loans to those persons for the exercise thereof) in connection with an executive compensation plan, if certain conditions are met. These conditions include the approval of:

1.  A  majority  of  the  Company's  voting  securities.
2.  A  majority  of  the  independent  member  of  its  Board  of  Directors,
3. A majority of the directors who have no financial interest in the transaction.

The issuance of options warrants or rights to directors who are not also officers or employees of the Company requires the prior approval of the Securities and Exchange Commission. As defined in the 1940 Act, the term "majority of the Company's outstanding voting securities" mean the vote of:


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1. 67% or more of the Company's Common Stock present at a meeting, if holders of more that 50% of the outstanding Common Stock are present or represented by proxy, or
2.  More  than  50%  of  the  Company's  outstanding  Common  Stock

Unless otherwise provided in the subscription agreement, subscriptions of shares, whether made before or after organization of the Corporation, shall be paid in full at such time or in such installments and at such times as shall be determined by the Board of Directors for payment on subscriptions shall be uniform as to all shares of the same series. In case of default in the payment on any installment or call when payment is due, the Corporation may proceed to collect the amount due in the same manner as any debt due to the Corporation.

6.4 SIGNATURES ON CERTIFICATES. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

6.5 TRANSFER OF STOCK. Upon surrender to the corporation or the transfer agent of the corporation of a certificate of shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated share, such uncertificated shares shall be canceled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the corporation.

6.6 REGISTERED STOCKHOLDERS. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a percent registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada.

6.7 LOST, STOLEN OR DESTROYED CERTIFICATES. The board of directors may direct that a new certificate or certificates be issued to replace any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing the issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require, and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

6.8 FIXING RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than fifty (50) nor less than ten (10) days before the date of such meeting, nor more than fifty (50) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

6.9 REGISTERED STOCKHOLDERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, to vote as such owner, and to hold such person registered on its books liable for calls and assessments as the owner of such shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada.

ARTICLE  7  CERTAIN  TRANSACTIONS

7.1 TRANSACTIONS WITH INTERESTED PARTIES. No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of directors or committee thereof which authorizes the contract or transaction or solely because the vote or votes of such director or officer are counted for such purpose, if: (a) the material facts as to such person's relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (b) the material facts as to such person's relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee thereof, or the stockholders.

7.2 QUORUM. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee, which authorizes the contract or transaction

ARTICLE  8  GENERAL  PROVISIONS

8.1 ANNUAL STATEMENT. Not later than one hundred fifty (150) days after the close of each full fiscal year of the Corporation, the Directors shall mail a report of the business and operation of the Corporation during such fiscal year to the stockholders, which report shall constitute the accounting of the Directors for such fiscal year. The report (herein the "Annual Report") shall be in such form and have such content as the Directors deem proper. The Annual Report shall include a balance sheet and a statement of income and surplus of the Corporation. Such financial statement shall be accompanied by the report of an independent certified public accountant thereon. A manually signed copy of the accountant's report shall be filed with the Directors.

8.2 DIVIDENDS. Dividends upon the capital stock of the corporation, subject to any restrictions contained in the General Corporation Law of the State of Nevada or the provisions of the Certificate of Incorporation, if any, may be declared by the board of directors at any regular or special meeting. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

8.3 DIVIDEND RESERVE. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

8.4 CHECKS. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of directors may from time to time designate.

8.5 CONTRACTS. The Board of Directors may authorize any officer, officers, agent, or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

8.6 DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as the Board of Directors may select.

8.7 CORPORATE SEAL. The board of directors may, by resolution, adopt a corporate seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the word "Nevada." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced. The seal may be altered from time to time by the board of directors.

8.8 FISCAL YEAR. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

8.9 EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS. The board of directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

8.10 REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The Chief Executive Officer, the President or any Vice President or the Secretary or any Assistant Secretary of this corporation is authorized to vote, represent and exercise on behalf of this corporation all rights incident to any and all shares of any corporation or corporations standing in the name of this corporation. The authority herein granted to said officers to vote or represent on behalf of this corporation any and all shares held by this corporation in any other corporation or corporations may be exercised either by such officers in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officers.

ARTICLE  9  AMENDMENTS

The board of directors is expressly empowered to adopt, amend or repeal these Bylaws, provided, however, that any adoption, amendment or repeal of these Bylaws by the board of directors shall require the approval of at least sixty-six and two-thirds percent (66-2/3%) of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the board). The stockholders shall also have power to adopt, amend or repeal these Bylaws, provided, however, that in addition to any vote of the holders of any class or series of stock of this corporation required by law or by the Certificate of Incorporation of this corporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of the stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for such adoption, amendment or repeal by the stockholders of any provisions of these Bylaws.